UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2007
ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24583	75-2320087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (302) 427-5892
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On November 16, 2007, the registrant issued a press release. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.
     THE REGISTRANT ADVISES SECURITY HOLDERS TO READ THE PROXY STATEMENT, WHEN AND IF IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE SOLICITATION. INVESTORS CAN GET THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF IT IS AVAILABLE, FOR FREE AT THE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF IT IS AVAILABLE, WILL ALSO BE AVAILABLE FOR FREE FROM THE PARTICIPANTS BY CONTACTING: PATTY WALSH, DIRECTOR, INVESTOR RELATIONS, ADAMS GOLF, INC. AT (972) 673-9000 OR PATTYWALSH@ADAMSGOLF.COM.
     THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN EXHIBIT 99.2 HERETO. Security holders can also obtain information with respect to the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free by contacting: Patty Walsh, Director, Investor Relations, Adams Golf, Inc. at (972) 673-9000 or pattywalsh@adamsgolf.com.
     Pursuant to General Instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 and each exhibit to this report relating to Item 7.01 shall be deemed furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not intended to be deemed or considered “filed” and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before, on, or after the date hereof and notwithstanding any general incorporation language or reference in any such filing.

Item 8.01	Other Events.
     On November 16, 2007, the registrant issued a press release. See Item 7.01.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
No.	Description of Exhibit
99.1	Press Release (furnished herewith)

99.2	Solicitation Participant Information (furnished herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.
Date: November 16, 2007	By:	/s/ Eric Logan
	Name:	Eric Logan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release (furnished herewith)

99.2	Solicitation Participant Information (furnished herewith)